SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                        December 12, 2001
                          Date of Report
                (Date of Earliest Event Reported)

                        Medi-Hut Co., Inc.
                      ----------------------
      (Exact name of registrant as specified in its charter)

Nevada                             000-27119                   222-436-721
(State of other jurisdiction      (Commission                 (IRS Employer
of incorporation)                  File Number)           Identification No.)

                     1935 Swarthmore Avenue
                    Lakewood, New Jersey 08701
                          (732) 901-0606
  (Address of principal executive offices and telephone number)

ITEM 5:      OTHER EVENTS

Form SB-2 Registration Statement Effective

      The Securities and Exchange Commission has granted acceleration of the effective date of the Medi-Hut registration statement on Form SB-2 which was initially filed with the SEC on October 30, 2001 (File No. 333-72504). The Form SB-2, as amended, became effective on Wednesday, December 12, 2001. As a result, 1,850,000 Medi-Hut common shares to be sold by selling stockholders have been registered under the Securities Act of 1933.



                            SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Medi-Hut Co., Inc.


By: /s/ Joseph Sanpietro
   ---------------------------------------------- __Date: 12/12/01_
    Joseph Sanpietro, President, CEO and Director